EXHIBIT 99.1

ASSET ALLIANCE CORPORATION TO ACCESS PUBLIC MARKETS

IN REVERSE MERGER WITH TAILWIND FINANCIAL INC

Asset Alliance to become the first US publicly traded company focused on acquiring interests in and seeding alternative asset managers

NEW YORK AND TORONTO, January 8, 2008 — Asset Alliance Corporation (“Asset Alliance”), a multi-faceted investment management firm specializing in alternative investments, and Tailwind Financial Inc. (“Tailwind”) (AMEX: TNF), a blank check development stage company, have announced that they have entered into an Agreement and Plan of Merger whereby Tailwind will acquire all of the outstanding common stock of Asset Alliance in exchange for shares of Tailwind common stock, allowing Asset Alliance to access the public markets through the proposed transaction with Tailwind.  Asset Alliance has equity interests in nine affiliated asset managers and manages four funds of funds.  Including affiliate managers in which Asset Alliance has an interest and its own funds of funds, Asset Alliance had total assets under management of approximately $3.5 billion as of September 30, 2007.

The transaction values Asset Alliance at approximately $80.2 million (approximately $99.1 million with the full earn-out) based on the closing price of Tailwind common stock on January 8, 2008 or $85.0 million (approximately $105.0 million with the full earn-out) based on the $8.00 per share placed in Trust by Tailwind pursuant to the terms of its IPO.  Asset Alliance’s gross revenue, GAAP net income and Adjusted EBITDA for the twelve months ending September 30, 2007 were $32.9 million, $(17.4) million and $9.8 million, respectively, resulting in a trailing Total Enterprise Value/Adjusted EBITDA multiple of 7.6x based on the closing price of Tailwind common stock on January 8, 2008 and Asset Alliance’s net cash of $6.1 million as of September 30, 2007.  The boards of directors of both Asset Alliance and Tailwind have unanimously approved the transaction.

The consideration for 100% of the shares of Asset Alliance will be in the form of:

•                  10.625 million shares of Tailwind common stock (plus up to an additional 2.5 million shares based on the achievement of certain EBITDA performance milestones in 2008, 2009 and 2010);

•                  The assumption of 407,741 outstanding Asset Alliance warrants with a strike price of $8.35 before June 30, 2008 or $8.75 after June 30, 2008 which will be appropriately converted into warrants to purchase Tailwind common stock with adjusted strike prices, in each case pursuant to the terms of the Agreement and Plan of Merger, and expiring on June 30, 2009;

•                  The assumption of 428,083 outstanding Asset Alliance options with a weighted average strike price of $15.71 which will be appropriately converted into options to purchase Tailwind common stock with adjusted strike prices, in each case pursuant to the terms of the Agreement and Plan of Merger, and expiration dates between March of 2009 and January of 2015;

•                  A number of shares of Tailwind common stock equal to the after-tax earnings of Asset Alliance between September 30, 2007 and the closing date (if such amount is greater than zero) divided by $8.00 (the “Earnings Adjustment”).  The after-tax earnings used to determine the Earnings Adjustment will not be distributed to shareholders of Asset Alliance.

The transaction is subject to Tailwind and Asset Alliance shareholder approvals, regulatory approvals and customary closing conditions.  Excluding the potential impact of the Earnings Adjustment and assuming a conversion price based upon a valuation of $85.0 million, current Tailwind shareholders will own 59.5% (or 54.3% with the full earn-out) of the combined company’s basic common shares and 65.2% (or 60.3%

with the full earn-out) on a fully diluted basis (using the treasury stock method and assuming an $8.00 per share stock price and no exercise of Tailwind public shareholder redemption rights).

The combined company’s management team will be led by Bruce H. Lipnick, Chairman and Chief Executive Officer, Arnold L. Mintz, President and Chief Operating Officer, and Stephen G. Bondi, Executive Vice President and Chief Financial Officer.  Messrs. Lipnick and Mintz founded Asset Alliance in 1996 and Mr. Bondi joined Asset Alliance in July 2000.  All three executives have extensive experience and relationships in the asset management and alternative asset management industries.  “Asset Alliance has built a strong foundation of cash flows underpinned by a diverse group of affiliated hedge fund managers and fund of fund products.  We expect that accessing the public markets through Tailwind will enable Asset Alliance to continue to build the platform, benefit from economies of scale and increase its brand awareness in major markets including the US, Europe, Latin America and the Middle East,” noted Mr. Mintz.  Mr. Lipnick added, “The proposed transaction will represent an opportunity for value creation as we believe there are several acquisition and seeding candidates that would be complementary to the growth and diversification of our business.   In addition to the cash that we will have as a result of the proposed transaction, the ability to issue public stock should be very attractive to potential new affiliates and Asset Alliance personnel.”

Gordon A. McMillan, Tailwind’s Chairman said, “Asset Alliance’s unique business model has led to several successful partnerships with a number of alternative asset managers since its founding in 1996.  We believe Asset Alliance is well-positioned to benefit from industry dynamics over the next several years and will represent an excellent value for Tailwind shareholders.”

“We have been impressed by the professionalism, knowledge and experience of the team at Asset Alliance,” echoed Andrew A. McKay, Tailwind’s CEO, adding that, “we look forward to working toward continued growth.”

Upon the consummation of the transaction, the combined entity will change its name to Asset Alliance Corporation and expects to change its trading symbol to reflect the new name.  The board of directors of the combined entity will consist of seven individuals including Messrs. Lipnick and Mintz of Asset Alliance, Mr. McMillan of Tailwind and four independent directors selected by Asset Alliance who will be elected to take office upon closing of the merger.

Additional information, including historical financial information and data concerning Asset Alliance, its affiliates and its funds of funds products will be contained in a management presentation which Tailwind will file with the Securities and Exchange Commission.  Ladenburg Thalmann & Co. Inc. and Torsiello Capital Advisors Inc. are serving as financial advisors to Asset Alliance.  Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Asset Alliance and Bingham McCutchen LLP is serving as legal counsel to Tailwind.  Deutsche Bank Securities Inc. served as underwriter for Tailwind’s IPO in April 2007.

Investor Presentation

Asset Alliance and Tailwind will host a call for investors and analysts at 10AM EST January 9, 2008. To participate in the call please dial (866) 257-9957 (or (706) 679-3820 from outside the US and Canada) and provide the operator with conference ID number 30403686. Slides for the investor presentation will be available at Asset Alliance’s website, www.assetalliance.com, and Tailwind’s website, www.tailwindfc.com.   A replay of the investor presentation call will be available until January 23, 2008 by dialing (800) 642-1687 (or (706) 645-9291 from outside the US and Canada) and entering conference ID number 30403686.

About Asset Alliance

Asset Alliance is a multi-faceted investment management firm, specializing in alternative investment management - specifically hedge funds and hedge fund products. Founded in 1996 and with offices in New York, London and Dubai, Asset Alliance offers strategic opportunities for highly skilled hedge fund managers; provides advisory services to organizations worldwide; and manages investment products for high net worth and institutional investors. Asset Alliance and affiliate managers in which Asset Alliance has an interest had approximately $3.5 billion of assets under management as of September 30, 2007.

About Tailwind

Tailwind was incorporated in Delaware on June 30, 2006 as a blank check development stage company whose objective is to acquire, through a purchase, asset acquisition, or other business combination, one or more operating businesses in the financial services industry.  Tailwind consummated its initial public offering on April 17, 2007.

Additional Information and Where to Find It

In connection with the proposed transaction and required Tailwind stockholder approval, Tailwind will file with the Securities and Exchange Commission a registration statement, which will include a prospectus relating to the shares of Tailwind common stock to be issued in connection with the proposed transaction and a proxy statement which will be mailed to the stockholders of Tailwind.  Tailwind stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about Tailwind, Asset Alliance and the proposed transaction with Asset Alliance. Such persons can also read Tailwind’s final prospectus dated April 11, 2007, for a description of the security holdings of the Tailwind officers and directors and their respective interests in the successful consummation of the proposed merger.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed merger.  Tailwind stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Tailwind Financial Inc., BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada  M5J 2T3. Such documents are not currently available.

Participants in Solicitation

Tailwind and its directors and executive officers and Asset Alliance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Tailwind common stock in respect of the proposed transaction. Information about the directors and executive officers of Tailwind is set forth in the Annual Report on Form 10-K for Tailwind’s most recent fiscal year ended June 30, 2007, which was filed with the Securities and Exchange Commission on September 25, 2007.  Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed merger when it becomes available.

Forward-looking Statements

This press release contains statements relating to future results of Asset Alliance and Tailwind (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements regarding the closing of the proposed merger, the growth potential of Asset Alliance and the prospects and opportunities of the combined company. Actual results may differ materially from those projected as a result of certain risks and uncertainties. For Asset Alliance, these risks and uncertainties include, but are not limited to: market conditions for funds related to Asset Alliance, performance of funds related to Asset Alliance and the related impact on revenue and fund inflows/outflows, operational risk, and risks related to the use of leverage, the use of derivatives, interest rates and currency fluctuations. For Tailwind, factors include, but are not limited to: the successful combination of Tailwind with Asset Alliance’s business, and the limited liquidity and trading of its securities, the retention of key personnel, and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction. Additional information on these and other factors that may cause actual results and Tailwind’s performance to differ materially is included in Tailwind’s periodic reports filed with the SEC, including but not limited to Tailwind’s Form 10-K for the year ended June 30, 2007 and Form 10-Q for the quarter ended September 30, 2007. Copies may be obtained by contacting Tailwind or the SEC. Tailwind and Asset Alliance caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Tailwind and Asset Alliance do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstance on which any such statement is based. These forward-looking statements are made only as of the date hereof, and Tailwind and Asset Alliance undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of non-GAAP Financial Information

To supplement Asset Alliance’s financial information presented on a GAAP basis, Asset Alliance and Tailwind have disclosed certain non-GAAP measures that exclude certain charges, including Adjusted EBITDA, which the parties define as earnings before interest, taxes, depreciation and amortization, and  adjusted for certain one-time items, non-cash accounting related items, and the estimated cost structure of the combined company after the close.  These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables included herein.  Management of Tailwind and Asset Alliance use these non-GAAP measures as a complement to results provided in accordance with GAAP and believe that their shareholders and potential investors use non-GAAP financial measures, such as Adjusted EBITDA, in making investment decisions and in measuring operational results.  Since Adjusted EBITDA is not a measure determined under GAAP, it may not be comparable to similarly titled measures reported by other companies and should not be construed as a substitute for net income determined in accordance with GAAP.  Tailwind and Asset Alliance have presented Asset Alliance’s Adjusted EBITDA to show its baseline performance before certain non-cash expenses and other items considered by Tailwind and Asset Alliance management to be outside Asset Alliance’s ongoing operational results.  Tailwind and Asset Alliance management believe that analysts and current and potential investors will use these non-GAAP measures to understand Asset Alliance’s financial performance by providing a higher level of transparency for certain expenses.

Contacts:

Asset Alliance Corporation	Tailwind Financial, Inc.
Bruce H. Lipnick, Chief Executive Officer 800 Third Avenue, 22nd Floor New York, NY 10022 Tel: (212) 207-8786 Fax: (212) 207-8785 lipnick@assetalliance.com	Gordon A. McMillan, Chairman 181 Bay Street, Suite 2040 Toronto, Ontario, M5J 2T3 Tel: (416) 601-2445 Fax: (416) 601-2423 gmcmillan@tailwindfc.com
Walek & Associates Mary Beth Kissane, Principal 317 Madison Avenue, Suite 2300 New York, NY 10017 Tel: (212) 590-0536 Fax: (212) 889-7174 mbkissane@walek.com	Andrew A. McKay, Chief Executive Officer 181 Bay Street, Suite 2040 Toronto, Ontario, M5J 2T3 Tel: (416) 601-2422 Fax: (416) 601-2423 amckay@tailwindfc.com

Reconciliation of Adjusted EBITDA to GAAP Net Income	TTM
$mm	Sept 2007A

Net income (GAAP)	(17.4)
Interest	1.0
Taxes	2.2
Depreciation	0.2
Amortization	0.1
EBITDA	(13.9)

Management adjustments
Impairment charges	14.7
Write off of IPO expenses	5.5
Disposals of investments in preferred equity interests	1.9
Litigation and insurance proceeds	(0.7)
One-time legal fees	0.1
Consolidation entries	1.5
Gain from Return of Equity Appreciation Rights	(0.3)

Pro-forma adjustments
Recurring legal expenses	(0.2)
Travel expense	0.1
Economic interest of AIP (minority interest)	(0.5)

Public company costs
Executive compensation arrangements	2.2
Additional audit costs	(0.3)
Additional accounting staff	(0.3)

Adjusted EBITDA	9.8